Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-100078) on Form S-8 of United Security Bank 401K Cash or Deferred Stock Ownership Plan of our report dated June 27, 2013, with respect to the financial statements and supplemental schedule of the United Security Bank 401K Cash or Deferred Stock Ownership Plan as of December 31, 2012 and 2011 and for the year ended December 31, 2012, included in this annual report on Form 11-K.

/s/ Moss Adams LLP
Santa Clara, California
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